Alliance Select Investor Series, Inc.                Exhibit 77Q1 (a)
- Premier Portfolio
- Small Cap Growth Portfolio
- Technology Portfolio
811-9176



Articles Supplementary to Articles of Incorporation: Incorporated by reference to Exhibit (a) (5) to Post-Effective Amendment No. 11 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on January 22, 2001.